PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:    2023


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $100,000,000    Original Issue Date:       September 22, 2000

CUSIP Number:      59018Y BP5      Stated Maturity Date:      September 23, 2002

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------
|X|  Regular Floating Rate Note       |X|   Actual/360

|_|  Inverse Floating Rate Note       |_|   30/360

      (Fixed Interest Rate):          |_|   Actual/Actual


Interest Rate Basis:
--------------------
|X|  LIBOR                            |_|   Commercial Paper Rate

|_|  CMT Rate                         |_|   Eleventh District Cost of Funds Rate

|_|  Prime Rate                       |_|   CD Rate

|_|  Federal Funds Rate               |_|   Other (see attached)

|_|  Treasury Rate
   Designated CMT Page:               Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:  3750
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:         One Month          Minimum Interest Rate: Not Applicable

Spread:                 0.1300%            Maximum Interest Rate: Not Applicable

Initial Interest Rate:  TBD                Spread Multiplier:     Not Applicable


Interest Reset Dates:         Monthly, on the 23rd of every month, commencing
                              October 23, 2000, subject to modified following business day convention.

Interest Payment Dates:       Monthly, on the 23rd of every month, commencing
                              October 23, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        September 19, 2000